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                                                                   Exhibit 10.36

                          LONE STAR TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         Section 1. PURPOSE. It is the purpose of the Plan to promote the interests of the Company and its stockholders by providing a method by which eligible employees may use voluntary payroll deductions to purchase shares of Common Stock at a discount, thereby affording them the opportunity to invest in the Company at a preferential price, and to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code and shall be construed accordingly.

         Section 2. DEFINITIONS. As used herein the following terms have the following meanings:

                  (a) "Affiliate" means any corporation that is a parent corporation of the Company within the meaning of Section 424(e) of the Code or a subsidiary corporation of the Company within the meaning of
         Section 424(f) of the Code, and that has been designated by the Committee as an Affiliate for purposes of the Plan.

                  (b) "Board of Directors" means the Board of Directors of the Company.

                  (c) "Code" means the United States Internal Revenue Code of 1986, as from time to time amended.

                  (d) "Committee" means the Committee described in Section 4 hereof.

                  (e) "Common Stock" means the $1.00 par value Common Stock of the Company.

                  (f)        "Company" means Lone Star Technologies, Inc.

                  (g) "Compensation" means the regular base salary and hourly wages payable to an employee for services rendered to the Company or an Affiliate as an employee (prior to reduction for any elective deferrals within the meaning of Section 402(g) of the Code or any salary reduction amount elected for the purchase of benefits pursuant to a cafeteria plan within the meaning of Section 125 of the Code), excluding bonuses, overtime pay, allowances, reimbursements, commissions, profit sharing or deferred compensation payments and all other extraordinary remuneration.

                  (h) "Compensation Exchange Rate" means the New York foreign currency exchange rate as reported in THE WALL STREET JOURNAL.

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                  (i) "Custodian" means the entity designated by the Committee to assist it with the administration of the Plan relating to the custody of certificates for shares of Common Stock purchased under the Plan.

                  (j) "Eligible Employee" means any employee of the Company or an Affiliate who is eligible to participate in the Plan pursuant to
         Section 5 hereof.

                  (k) "Enrollment Date" means the first day of any Plan Period.

                  (l) "Fair Market Value" means the closing sales price of the Common Stock on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) on the New York Stock Exchange or other principal stock exchange or stock market on which the Common Stock may from time to time be traded.

                  (m) "Option" means any option to purchase shares of Common Stock granted by the Company pursuant to the provisions of the Plan.

                  (n) "Participant" means an Eligible Employee who has become a Participant in the Plan pursuant to Section 6 hereof, and for whom a payroll deduction authorization form is in effect under the Plan or a stock account is being maintained pursuant to the Plan.

                  (o)        "Plan" means this Lone Star Technologies, Inc.
         Employee Stock Purchase Plan.

                  (p) "Plan Period" means each of the following periods, commencing July 1, 2000: (i) the period beginning on January 1 and ending on the following March 31; (ii) the period beginning on April 1 and ending on the following June 30; (iii) the period beginning on July 1 and ending on the following September 30; and (iv) the period beginning on October 1 and ending on the following December 31.

         Section 3. NUMBER OF SHARES. The aggregate number of shares of Common Stock sold pursuant to the exercise of Options granted under the Plan shall not exceed 200,000 shares. The maximum number of shares of Common Stock available for sale under the Plan is subject to adjustment as provided in
Section 14 hereof. The Common Stock to be delivered upon exercise of Options shall consist of authorized but unissued shares of Common Stock or shares of Common Stock previously issued and reacquired by the Company.

         Section 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall consist of three or more members of the Board of Directors. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan by the Committee:

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                  (a) The Committee shall designate one of its members as
         Chairperson and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (or action unanimously approved in writing) shall constitute action by the Committee.

                  (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

                  (c) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to the Plan (including rules and regulations relating to the withdrawal or sale of shares of Common Stock held in the stock accounts of Participants under the Plan) and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan.

                  (d) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

         Section 5. ELIGIBLE EMPLOYEES. Each employee of the Company or an Affiliate who is employed by the Company or an Affiliate on the date his or her participation in the Plan is to become effective shall be eligible to participate in the Plan; provided, however, that:

                  (a) An employee shall not be granted an Option if such employee would, immediately after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code). For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under any outstanding options shall be treated as stock owned by the employee; and

                  (b) No employee shall be granted an Option under the Plan which would permit such employee's rights to purchase shares of stock under all employee stock purchase plans (within the meaning of Section 423(b) of the Code) of the Company and its parent and subsidiary corporations (within the meaning of Section 424(e) and (f) of the Code) to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate which exceeds U.S. $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

For purposes of this Section 5, the term "employee" shall not include (i) an employee who has been employed by the Company or an Affiliate less than 12 months prior to an Enrollment Date, (ii) an

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employee whose customary employment is 20 hours or less per week or (iii) an employee whose customary employment is for not more than five months in any calendar year.

         Section 6. METHOD OF PARTICIPATION. Each person who will be an Eligible Employee on any Enrollment Date may elect to participate in the Plan by executing and delivering to his or her employer, at least 15 calendar days prior to such Enrollment Date, a payroll deduction authorization form as provided in this Section. Such Eligible Employee shall thereby become a Participant on such Enrollment Date and shall remain a Participant entitled to receive Options under the Plan until (i) such Eligible Employee has terminated his or her payroll deduction authorization pursuant to Section 11 hereof or (ii) such Eligible Employee's participation in the Plan is terminated as provided in Section 12 hereof.

         The payroll deduction authorization form executed by an Eligible Employee shall request withholding, by means of substantially equal payroll deductions over the applicable Plan Period, of an amount which shall be not less than 1% or more than 5% of such Eligible Employee's Compensation for such Plan Period (or such other percentages as the Committee may establish from time to time before an Enrollment Date for any purchases of Common Stock to occur during Plan Periods commencing on or after such Enrollment Date). A payroll deduction authorization form executed by a Participant shall remain in effect for such Participant until (i) changed as provided below in this Section, (ii) terminated as provided in Section 11 hereof or (iii) such Participant's participation in the Plan is terminated as provided in Section 12 hereof. A Participant may change the withholding rate of his or her payroll deduction authorization within the limits specified in the first sentence of this paragraph by delivering a new payroll deduction authorization form to his or her employer at least 15 calendar days prior to the next Enrollment Date for which the change is to be effective. A Participant may not change the withholding rate of his or her payroll deduction authorization with respect to a Plan Period at any time after the deadline set forth in the immediately preceding sentence. All amounts withheld in accordance with a Participant's payroll deduction authorization shall be credited to a book entry withholding account for such Participant. No interest shall be payable on withholding accounts.

         Section 7. GRANT OF OPTIONS. Each Participant for whom a payroll deduction authorization form is in effect under the Plan shall be granted an Option on the first day of each Plan Period to purchase shares of Common Stock. Each Option shall be exercisable on the last business day of the Plan Period for the number of shares of Common Stock to be determined by dividing
(a) the balance in the Participant's withholding account on the last business day of the Plan Period by (b) the purchase price per share of the Common Stock as determined under Section 8 hereof. The Company shall reduce, on a substantially proportionate basis, the number of shares of Common Stock receivable by each Participant upon exercise of an Option in any Plan Period in the event that the total number of shares of Common Stock then available for sale under the Plan is less than the total number of shares with respect to which all Participants exercise Options in such Plan Period.

         Section 8. OPTION PRICE. The purchase price per share of Common Stock under each Option shall equal the lesser of (a) 90% of the Fair Market Value per share of Common Stock on the date of grant of the Option and (b) 90% of the Fair Market Value per share of Common Stock on the date on which the Option is exercised (or, with respect to clauses (a) and (b) above, such other percentages, which shall be less than 100% but not less than 85%, of such Fair Market Value as the

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Committee may establish from time to time before an Enrollment Date for all purchases of Common Stock to occur during Plan Periods commencing on or after such Enrollment Date).

         Section 9. EXERCISE OF OPTIONS. A Participant who holds an Option on the last business day of a Plan Period shall be deemed automatically to have exercised such Option on such day. Upon such exercise, the Company shall apply the entire balance of the Participant's withholding account to the purchase of the maximum number of shares of Common Stock as determined under
Section 7 hereof. For purposes of this Section 9, the balance in the withholding account of a Participant whose salary or wages are not computed in United States dollars shall be converted into United States dollars in accordance with the Compensation Exchange Rate for the last business day of the Plan Period.

         A Participant shall possess none of the rights and privileges of a stockholder of the Company with respect to shares of Common Stock purchased by such Participant under the Plan unless and until certificates representing such shares have been issued. The cash proceeds received by the Company upon exercise of an Option shall constitute general funds of the Company. Any unexercised Option shall expire and become null and void as of the end of the Plan Period in which such Option was granted.

         Section 10. ISSUANCE, CUSTODY, WITHDRAWAL AND SALE OF SHARES. The Company shall issue and deliver to the Custodian certificates representing shares of Common Stock purchased by Participants under the Plan as soon as reasonably practicable after such shares are purchased; provided, however, that the obligation of the Company to issue and deliver shares of Common Stock shall be postponed for such period of time as may be necessary to register or qualify the purchased shares under the Securities Act of 1933 and any applicable foreign or state securities laws. The shares delivered to the Custodian shall be held by it for the accounts of the Participants who purchased such shares. The Custodian shall establish and maintain book entry stock accounts for the Participants for this purpose, and each Participant shall be credited in his or her stock account with the number of shares acquired by such Participant under the Plan as of the date such shares are issued. As set forth below in this Section, any Participant may elect to receive a certificate for the whole shares of Common Stock held in his or her stock account at any time after such shares are delivered to the Custodian. Until such certificates are delivered to the Participant, the Participant will not be permitted to transfer ownership of the shares held in his or her stock account except as set forth below in this Section or in Section 12 hereof.

         The Company shall deliver or cause the Custodian to deliver to each Participant for whom shares of Common Stock are being held in custody by the Custodian all dividends and distributions in respect of the whole shares of Common Stock being held for such Participant and all notices, proxy statements and other communications to the Company's stockholders in accordance with applicable law and the rules and regulations of the Securities and Exchange Commission.

         Subject to the provisions of Section 16 hereof, a Participant may elect to withdraw at any time (without withdrawing from participation in the Plan for purposes of Section 6 hereof) all or any portion of the whole shares of Common Stock that are held in his or her stock account by giving notice to the Custodian in the manner approved by the Committee. Upon receipt of such notice, the

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Custodian will arrange for the delivery of such whole shares to the
Participant as soon as administratively practicable.

         Subject to the provisions of Section 16 hereof, a Participant may sell all or any portion of the whole shares of Common Stock held in his or her stock account on the New York Stock Exchange or other principal stock exchange or stock market on which the Common Stock may from time to time be traded by giving notice to the Custodian in the manner approved by the Committee. Upon receipt of such notice, the Custodian will arrange for the sale of such Participant's whole shares as soon as administratively practicable. The proceeds of such sale, less any associated commissions and required withholding for taxes, shall be paid by the Custodian to the Participant as soon as practicable after the sale.

         Section 11. CANCELLATION OF OPTIONS AND TERMINATION OF PAYROLL DEDUCTION AUTHORIZATIONS. A Participant who holds an Option under the Plan may cancel such Option by written notice delivered to his or her employer at least 20 calendar days prior to the date of exercise of the Option. Any Participant who cancels an Option pursuant to the provisions of the immediately preceding sentence shall be deemed to have terminated his or her payroll deduction authorization effective at the end of the Plan Period for which such Option was granted or at such earlier time as is administratively practicable for his or her employer. Upon such cancellation, the balance in the Participant's withholding account shall be returned to such Participant promptly following the end of such Plan Period or at such earlier time as is administratively practicable for his or her employer. Partial cancellation of an Option shall not be permitted.

         A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to his or her employer at least 20 calendar days prior to such date. Any Participant who voluntarily terminates his or her payroll deduction authorization effective as of a date during a Plan Period shall be deemed to have canceled his or her Option for such Plan Period. Upon termination by a Participant of his or her payroll deduction authorization, the balance in the Participant's withholding account shall be returned to such Participant promptly following the end of the Plan Period in which such termination became effective or at such earlier time as is administratively practicable for his or her employer. Partial termination of a payroll deduction authorization shall not be permitted.

         A Participant who cancels or is deemed to have canceled an Option pursuant to this Section 11 may re-enroll in the Plan as of any subsequent Enrollment Date on which he or she is an Eligible Employee in accordance with the procedure set forth in Section 6 hereof.

         Section 12. TERMINATION OF EMPLOYMENT. Upon the termination of a Participant's employment with the Company or an Affiliate for any reason, (a) such person shall cease to be a Participant, (b) any Option held by such Participant under the Plan on the date of such termination of employment and which has not become exercisable on such date shall be deemed canceled, (c) the balance in such Participant's withholding account shall be returned, and the whole shares of Common Stock held in such Participant's stock account shall be delivered, to such Participant (or, in the event of the Participant's death, to the executor or administrator of his or her estate) and (d) he or she shall have no further rights under the Plan, except for his or her right to receive the proceeds

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of any sale of shares of Common Stock that was made by such person pursuant to Section 10 hereof prior to the termination of his or her employment.

         All Participants shall have the same rights and privileges under the Plan. Notwithstanding the foregoing, nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate or in any way interfere with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. Transfers of employment among the Company and its Affiliates and approved leaves of absence not exceeding 90 days shall not be considered terminations of employment for purposes of the Plan.

         Section 13. TRANSFERABILITY. An Option granted under the Plan shall not be transferable by the Participant and shall be exercisable only by the Participant.

         Section 14. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. In the event the Company shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares available for sale under the Plan shall be increased or decreased proportionately, and the purchase price per share of Common Stock of all outstanding Options shall be adjusted, for purposes of making the determination required by Section 8 hereof, in a manner deemed appropriate by the Committee.

         In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization of the Company, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares that are covered by Options theretofore granted under the Plan or that are otherwise subject to the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

         Section 15. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may from time to time alter or amend the Plan but may not without the approval of the stockholders of the Company make any alteration or amendment thereof which operates to (a) increase the total number of shares of Common Stock that may be sold pursuant to the exercise of Options granted under the Plan (other than as provided in Section 14 hereof) or (b) modify the corporations or class of corporations whose employees will be eligible to receive Options under the Plan. No amendment of the Plan shall adversely affect the rights of a Participant thereunder, except with the consent of such Participant.

         Subject to the right of the Board of Directors to terminate the Plan prior thereto, the Plan shall terminate when all of the Common Stock reserved for purposes of the Plan has been purchased. No Options may be granted after termination of the Plan. The Board of Directors may elect to terminate all outstanding Options in connection with any termination by it of the Plan. Upon termination of the Plan, the balance in each Participant's withholding account and any whole shares of Common Stock being held in custody by the Custodian for such Participant shall be delivered to such Participant.

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         Section 16. REQUIREMENTS OF LAW. The granting of Options, the sale of shares of Common Stock upon the exercise of Options and the withdrawal and sale of shares of Common Stock pursuant to the provisions of Section 10 hereof shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required. In connection therewith, the Committee may impose such restrictions or limitations as may be desirable to ensure compliance with such laws, rules or regulations or to obtain such approvals.

         Section 17. WITHHOLDING OF TAXES. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase or sale of Common Stock under the Plan.

         Section 18. COSTS. All costs and expenses incurred in administering the Plan shall be paid by the Company. Any brokerage fees or commissions for the sale of shares of Common Stock purchased under the Plan shall be paid by the Participant.

         Section 19. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as of July 1, 2000, provided the Plan is approved at the 2000 annual meeting of stockholders of the Company as follows: (a) by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the approval of the Plan, as required by Delaware law; and (b) by a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding Common Stock is, either in person or by proxy, present and voting on the Plan, as required by the regulations promulgated under Section 423 of the Code. If the Plan is not so approved, the Plan shall terminate.

         Section 20. QUALIFICATION OF PLAN. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code (or any successor provision of the Code) and related regulations. Any provision of the Plan that is inconsistent with Section 423 of the Code (or any successor provision of the Code) shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423 of the Code (or such successor provision). This Section 20 shall take precedence over all other provisions of the Plan.

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